Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER TO FIRST LIEN CREDIT AGREEMENT, GUARANTY, AND CLOSING DATE INTERCREDITOR AGREEMENT, IN EACH CASE AS AND TO THE EXTENT APPLICABLE (this “Joinder”), is executed as of July 27, 2016 by Global Eagle Entertainment Inc., a Delaware corporation (the “Joining Party”), and delivered to Morgan Stanley Senior Funding, Inc., as Administrative Agent, for the benefit of the Secured Parties.  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, EMC Acquisition, LLC (“Holdings”), Emerging Markets Communications, LLC, a Delaware limited liability company (the “Borrower”), Morgan Stanley Senior Funding, Inc., as the Administrative Agent, each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”), Morgan Stanley Bank, N.A., as L/C Issuer, and Morgan Stanley Senior Funding, Inc., as Swing Line Lender, have entered into a First Lien Credit Agreement, dated as of July 1, 2015, as amended by that certain First Amendment to First Lien Credit Agreement (the “First Amendment”), dated as of May 9, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein;

WHEREAS, Section 3.6 of the First Amendment requires that as a condition precedent to the Amendment Effective Date (as defined in the First Amendment), the Joining Party becomes a Guarantor under the Credit Agreement, and a Grantor under the Security Agreement and the Intercreditor Agreement; and

WHEREAS, the Joining Party will obtain benefits from the incurrence of Loans by, and the issuance of, and participations in, Letters of Credit for the account of, the Borrower, in each case pursuant to the Credit Agreement, and, accordingly, desires to execute this Joinder in order to (i) satisfy the requirements of the Collateral and Guarantee Requirement and (ii) induce the Lenders to continue to make Loans to the Borrower and the L/C Issuers to issue Letters of Credit for the account of the Borrower, in each case pursuant to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Administrative Agent for the benefit of each of the Secured Parties and hereby covenants and agrees with each Secured Party as follows:

1.             By executing and delivering this Joinder, the Joining Party becomes (i) a Guarantor for all purposes under the Credit Agreement, and (ii) a Grantor for all purposes under the Closing Date Intercreditor Agreement, pursuant to Section 9.14 thereof.

2.             The Joining Party agrees that, upon its execution and delivery hereof, it will become a Guarantor under the Guaranty pursuant to the Credit Agreement with respect to the Guaranteed Obligations, and will be bound by all terms, conditions and duties applicable to a Guarantor under the Credit Agreement and the other Loan Documents.  Without limitation of the foregoing, and in furtherance thereof, the Joining Party absolutely, unconditionally and irrevocably, and jointly and severally, guarantees the prompt payment in full when due of all Guaranteed Obligations (on the same basis as the other Guarantors under the Guaranty); provided, however, that Guaranteed Obligations shall exclude all Excluded Swap Obligations.

3.             The Joining Party agrees that it shall execute and deliver a Security Agreement Supplement on the date hereof simultaneously with the execution of this Joinder and that it will become a Grantor under, and as defined in, the Security Agreement, and will be bound by all terms, conditions and duties applicable to a Grantor under the Security Agreement.

4.             The Joining Party agrees that, not later than forty-five (45) days after the Amendment Effective Date (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), the Administrative Agent shall have received all certificated equity interests, intercompany notes or instruments evidencing indebtedness to the extent required pursuant to Section 3.6 of the First Amendment, including, but not limited to, the intercompany notes listed on Schedule I hereto, together with allonges thereto.

5.             The Joining Party agrees that, not later than ninety (90) days after the Amendment Effective Date (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), the Parent shall, and shall cause the Borrower and Parent’s Restricted Subsidiaries to, deliver to the Administrative Agent insurance certificates and endorsements in accordance with Section 6.07 of the Credit Agreement.

6.             This Joinder shall be binding upon the Joining Party and its respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, that the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Loan Document other than as permitted by the Credit Agreement.  THIS JOINDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Each of the parties hereto hereby agrees that Sections 10.15 and 10.16 of the Credit Agreement are incorporated herein mutatis mutandis. This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Joinder shall be effective as delivery of an original executed counterpart of this Joinder. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

7.             From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed and delivered as of the date first above written.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ David Davis
Name: David Davis
Title: Chief Executive Officer

Signature Page to First Lien Credit Agreement Joinder

Accepted and Acknowledged by:

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

By:	/s/ Reagan Philipp
Name: Reagan Philipp
Title: Authorized Signatory

Signature Page to First Lien Credit Agreement Joinder

SCHEDULE I

Intercompany Notes

1)             Intercompany Note, dated as of January 31, 2013, as amended by that certain Amendment to Promissory Note, dated January 27, 2016, in an initial principal amount of $55,000,000.00, between Global Eagle Entertainment, Inc., as the Lender, and Global Eagle Entertainment Luxembourg II S.à.r.l., as the Borrower (outstanding balance of $16,327,362.99 as of December 31, 2015).

2)             Intercompany Note, dated as of February 8, 2013, as amended by that certain Amendment to Promissory Note, dated as of January 27, 2016, in an initial principal amount of $26,155,000.00, between Global Eagle Entertainment, Inc., as the Lender, and Global Eagle Entertainment Luxembourg II S.à.r.l., as the Borrower (outstanding balance of $26,722,527.69 as of December 31, 2015).

3)             Intercompany Note, dated as of March 7, 2014, in an initial principal amount of $36,245,950.00, between Global Eagle Entertainment, Inc., as the Lender, and Global Eagle Entertainment Luxembourg II S.à.r.l., as the Borrower (outstanding balance of $36,844,752.94 as of December 31, 2015).

4)             Intercompany Note, dated as of May 1, 2013, in an initial principal amount of $2,892,480, between Global Eagle Entertainment, Inc., as the Lender, and Global Eagle Entertainment Luxembourg II S.à.r.l., as the Borrower.